EXHIBIT 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2005, with respect to the financial statements and supplemental schedules of UnitedGlobalCom, Inc. 401(k) Savings & Stock Ownership Plan, appearing in the Annual Report on Form 11-K as of December 31, 2004 and 2003 and for the year ended December 31, 2004 filed with the Securities and Exchange Commission.
/s/ Anton Collins Mitchell LLP
Denver, Colorado
August 31, 2005